UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employers Identification Number)

1100 Main Street, Suite 1830

Kansas City, Missouri 64105

(Address of principal executive offices)

(816) 421-7444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01.	Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of a letter sent by the General Partner of DiVall Insured Income Properties 2, L.P. (the “Partnership”) to the Partnership’s Limited Partners (the “Limited Partners”) on or about January 30, 2018 in connection with, among other things, the Partnership’s annual statement of the Net Unit Value (“NUV”) of each Limited Partner Unit (“Unit”), being the Partnership’s estimate of the NUV for purposes of the Employee Retirement Income Security Act, as amended (“ERISA”), which letter is incorporated by reference in its entirety into this report.

In order for qualified plans to report account values as required by ERISA, the Partnership provides an estimated NUV on an annual basis. As of December 31, 2017, the annual statement of NUV for our Limited Partners subject to ERISA was estimated to approximate $380 per Unit. The estimated NUV was determined by the use of independent third-party appraised valuations conducted in July 2017. The annual statement of estimated NUV as provided to Limited Partners subject to ERISA, and as providedto certain other plan investors, is only an estimate and may not reflect the actual NUV. It should be noted that ERISA plan fiduciaries and IRA custodians may use estimated NUV valuations obtained from other sources, such as prices paid for the Units in secondary markets, and that such estimated Unit valuations may be lower than those estimated by the General Partner. As with any valuation methodology, the independent third-party appraised valuation methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that:

●	an investor would be able to resell his or her units at this estimated NUV;

●	an investor would ultimately realize distributions per unit equal to the Partnership’s estimated NUV per Unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities;

●	the Units would trade at the estimated NUV in a secondary market; or

●	the methodology used to estimate the Partnership’s NUV would be acceptable under ERISA for compliance with their respective reporting requirements.

The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure” of Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Partnership that the information is material or complete.

2

Forward-Looking Statements

This Current Report on Form 8-K and the information contained in Exhibit 99.1 incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of the Partnership’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. The Partnership cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in general economic conditions, changes in commercial real estate conditions and markets, inability of current tenants to meet financial obligations, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

All forward-looking statements contained in Exhibit 99.1 incorporated herein are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and the Partnership has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

99.1	Letter to Limited Partners of DiVall Insured Income Properties 2, LP from the General Partner, as distributed on or about January 30, 2018.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, LP (Registrant)

Date: January 30, 2018	By:	/s/ Lynette L. DeRose
Lynette L. DeRose
Chief Financial Officer

4